Exhibit 10.8

ENCANA CORPORATION

EMPLOYEE STOCK APPRECIATION RIGHTS PLAN

Adopted with effect from February 12, 2008, as amended December 9, 2008,

November 30, 2009, April 20, 2010, July 20, 2010, February 24, 2015, and February 22, 2016

ENCANA CORPORATION

EMPLOYEE STOCK APPRECIATION RIGHTS PLAN

(Adopted with effect from February 12, 2008, as amended December 9, 2008,

November 30, 2009, April 20, 2010, July 20, 2010, February 24, 2015 and February 22, 2016)

1.	PREAMBLE AND DEFINITIONS

1.1	Title

The Plan described in this document shall be called the “Encana Corporation Employee Stock Appreciation Rights Plan” (the “Plan”).

1.2	Purposes of the Plan

The principal purposes of the Plan are to advance the interests of Corporation and its Affiliates by:

(a)	promoting a proprietary interest in the Corporation among employees;

(b)	attracting and retaining qualified employees the Corporation requires;

(c)	providing a long-term incentive element in overall compensation of employees; and

(d)	to promoting an alignment of interests between employees and shareholders of the Corporation.

1.3	Effective Date of the Plan

The Plan shall have effect from and after February 12, 2008.

1.4	Definitions

In the Plan, the following terms shall have the meanings respectively set forth below:

(a)	“Achieved Performance Criteria” means the Performance Criteria which have been satisfied, as and when determined by the Committee, in respect of any particular Performance Period, and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliates;

(b)	“Affiliate” means any corporation, partnership or other entity in which the Corporation, directly or indirectly, has a majority ownership interest;

(c)	“Anniversary Date” means, in respect of each SAR, each anniversary of the Date of Grant;

(d)

“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder,

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and, in respect of a Non-Canadian Participant, unless otherwise provided in a Grant Agreement, any rules of the New York Stock Exchange and, in respect of a Canadian Participant, unless otherwise provided in a Grant Agreement, any rules of the Toronto Stock Exchange;

(e)	“Appreciation Value” means, in respect of each SAR, an amount equal to the closing price per Share, in respect of a Non-Canadian Participant, unless otherwise specified in a Grant Agreement, on the New York Stock Exchange and, in respect of a Canadian Participant, unless otherwise specified in a Grant Agreement, on the Toronto Stock Exchange, on the immediately preceding Trading Day the SAR is exercised, less the Base Value of the SAR; provided that if, in respect of a Non-Canadian Participant, the Shares are not listed and posted for trading on the New York Stock Exchange on the immediately preceding Trading Day the SAR is exercised, or, in respect of a Canadian Participant, are not listed and posted for trading on the Toronto Stock Exchange on the immediately preceding Trading Day the SAR is exercised, then “Appreciation Value” shall be the fair market value per Share as determined by the Board in its sole discretion, less the Base Value of the SAR;

(f)	“Base Value” means, in respect of each SAR, the amount set by the Committee pursuant to Section 3.5;

(g)	“Blackout Period” means a trading blackout period imposed by the Corporation under the Corporation’s Securities Trading and Insider Reporting Policy (as amended, supplemented or replaced by the Corporation from time to time);

(h)	“Board” means the Board of Directors of the Corporation;

(i)	“Bonus SAR” means any SAR that is granted to a Participant and is designated as a Bonus SAR pursuant to Section 4.1;

(j)	“Canadian Participant” means a Participant who is a resident of Canada for the purposes of the Income Tax Act (Canada) or a Participant who is granted a SAR in respect of employment services to be rendered to the Corporation or an Affiliate in Canada;

(k)	“Change in Control” means the date any of the following occurs:

(i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing, is, or becomes, the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 30% of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of the directors of the Corporation;

(ii) the Corporation shall have disposed of: (A) all or substantially all of its assets, such that shareholder approval was required or should have been required to be obtained under the Canada Business Corporations Act, or (B) assets in any 12-month period representing 50% or more of the total assets of the Corporation, determined as of the date of the audited financial statements of the Corporation then most recently published;

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(iii) pursuant to a single election or appointment or a series of elections or appointments over any period from and after the effective date of the Plan (A) those individuals who at the date of the effective date of the Plan constituted the Board, together with (B) any new or additional director or directors whose nomination for election by the Corporation’s shareholders, or whose appointment to the Board by the Board, has been approved by at least 75% of the votes cast by all of the directors then still in office, who either were directors at the effective date of the Plan or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(iv) the Board, by resolution duly adopted by the affirmative vote of a simple majority of the votes cast by the Board, determines that, for purposes of the Plan, a Change in Control of the Corporation has occurred.

Securities beneficially owned or controlled or directed by an employee plan or related trust sponsored or maintained by the Corporation or any of its Affiliates shall not be taken into account in determining whether the threshold percentage in Section 1.4(l)(i) is exceeded.

For the purposes of this Section 1.4(l):

(i) the term “acting jointly or in concert” shall have the meaning ascribed to it in Section 159 of the Securities Act (Alberta), as amended; and

(ii) the term “beneficial ownership” shall be interpreted in accordance with Section 158(4) of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of the Plan, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining beneficial ownership or beneficial owner.

For greater certainty, and except as specifically provided in Sections 1.4(l)(ii) and 1.4(l)(iv), the sale, disposition or other divestiture of an Affiliate, in whole or in part, shall not constitute a Change in Control for the purposes of the Plan.

(l)	“Close of Business” means, on any Trading Day, in respect of a Non-Canadian Participant, unless otherwise provided in a Grant Agreement, the close of trading on the New York Stock Exchange and, in respect of a Canadian Participant, unless otherwise provided in a Grant Agreement, the close of trading on the Toronto Stock Exchange;

(m)	“Committee” means the Human Resources and Compensation Committee of the Board or such other committee of the Board, as constituted from time to time, which may be designated by the Board to, among other things, interpret, administer and implement the Plan, and any reference in the Plan to action by the Committee means action by or under the authority of the Committee or, if no Committee has been designated, by the Board;

(n)

“Committee Meeting Date” means the date of the meeting of the Committee held to review matters related to the SARs, including the determination of whether and the degree to which the Performance Criteria for a particular Performance Period have been satisfied and constitute “Achieved Performance Criteria”, which meeting shall occur at

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least once annually and by no later than June 1 of the year immediately following the relevant Performance Period;

(o)	“Corporation” means Encana Corporation and any successor corporation whether by amalgamation, merger or otherwise;

(p)	“Corporation Policies” means, at a particular time, the policies and practices of the Corporation (or, where applicable, the Affiliate that employs the Participant), as published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and/or its Affiliates;

(q)	“Date Employment Ceases” means, in respect of a Participant:

(i) in the case of voluntary termination of employment initiated by the Participant, the last date the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliate;

(ii) in the case of involuntary termination of the Participant’s employment by the Corporation or an Affiliate for cause (as determined by the Corporation or the Affiliate, as applicable), the date written notification of dismissal from employment is delivered to the Participant;

(iii) in the case of involuntary termination of the Participant’s employment by the Corporation or an Affiliate other than for cause (as determined by the Corporation or the Affiliate, as applicable), the date identified in the written notification of termination of employment delivered to the Participant as the “Termination Date” or “Departure Date” and, where both dates are so referred to, the earlier thereof, and, where such date is not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;

(iv) in the case where the Participant is employed by an Affiliate and for any reason including, without limitation, by reason of sale, disposition or other divestiture thereof, in whole or in part, such employer ceases to be an Affiliate of the Corporation, the effective date (in the case of a sale, disposition or other divestiture, the closing date of such transaction or series of transactions, as determined by the Corporation) upon which the Participant’s employer ceases to be an Affiliate;

but, for greater certainty, shall not include any notice period which arises or may be deemed to arise upon the termination of employment of the Participant, and shall not include the date the Participant ceases to be an employee of the Corporation or an Affiliate upon the Participant’s death or Retirement, or the date the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave;

(r)

“Date of Grant” means, in respect of a particular SAR, the date upon which the Committee grants the SAR to the Participant. Where the Committee determines to grant any SAR on a date which is within a Blackout Period or where, for any reason: (i) a grant of a SAR falls on a day that is within a Blackout Period; or (ii) the Fair Market Value of the grant of a SAR is calculated using a Trading Day that is within a Blackout Period,

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then the Date of Grant shall automatically occur and be effective on the sixth Trading Day immediately following the end of such Blackout Period to permit the Fair Market Value to be determined based on Trading Days which occur immediately following the end of any of such Blackout Period;

(s)	“Date of Retirement” means, in respect of a Participant, the last day the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliate immediately prior to commencing Retirement;

(t)	“Death or Retirement Exercise Period” means, in respect of a particular SAR granted to a Participant, the period of time extending from the date of the Participant’s death or Date of Retirement, as applicable, to the earlier of: (i) the date that is six months following the date of the Participant’s death or Date of Retirement, as applicable; and (ii) the Expiry Date of the SAR. Should the Death or Retirement Exercise Period terminate on a date other than a Trading Day, the Death or Retirement Exercise Period shall terminate on the Close of Business on the last Trading Day prior to that date;

(u)	“Expiry Date” means:

(i) in respect of a particular SAR granted to a Canadian Participant on or following February 24, 2015, the earlier of: (A) December 15th of the calendar year in which the Vesting Date of such SAR occurs; and (B) the Close of Business on the seventh anniversary of the Date of Grant of such SAR. In respect of SAR granted to a Canadian Participant prior to February 24, 2015, the earlier of: (A) December 15th of the calendar year in which the Vesting Date of such SAR occurs; and (B) the Close of Business on the fifth anniversary of the Date of Grant of such SAR; and

(ii) in respect of a particular SAR granted to a Non-Canadian Participant on or following February 24, 2015, the Close of Business on the seventh anniversary of the Date of Grant of such SAR. In respect of a SAR granted to a Canadian Participant prior to February, 24, 2015, the Close of Business on the fifth anniversary of the Date of Grant of such SAR;

Should the Expiry Date of a SAR fall on a date other than a Trading Day, the Expiry Date shall be the Close of Business on the last Trading Day prior to that date. Should the Expiry Date fall on a date which is within a Blackout Period, the provisions of Section 8.3 hereof shall apply;

(v)	“Fair Market Value” means, with respect to a particular date:

(i) in respect of a Non-Canadian Participant, unless otherwise provided in a Grant Agreement, the volume-weighted average (rounded to two decimal places) of the trading price of a Share on the New York Stock Exchange during the immediately preceding five (5) Trading Day period prior to that particular date or, if the Shares did not trade on the New York Stock Exchange on a particular day during such period, the volume-weighted average (rounded to two decimal places) of the trading price of a Share on the New York Stock Exchange during the immediately preceding five (5) days on which the Shares were traded;

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(ii) in respect of a Canadian Participant, unless otherwise provided in a Grant Agreement, the volume-weighted average (rounded to two decimal places) of the trading price of a Share on the Toronto Stock Exchange during the immediately preceding five (5) Trading Day period prior to that particular date or, if the Shares did not trade on the Toronto Stock Exchange on a particular day during such period, the volume-weighted average (rounded to two decimal places) of the trading price of a Share on the Toronto Stock Exchange during the immediately preceding five (5) days on which the Shares were traded;

(iii) if, in respect of a Non-Canadian Participant, the Shares are not then listed and posted for trading on the New York Stock Exchange or, in respect of a Canadian Participant, are not listed and posted for trading on the Toronto Stock Exchange, then it shall be the fair market value per Share as determined by the Board in its sole discretion;

(w)	“Family Leave” means, in respect of a Participant, a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, and does not provide employment services to the Corporation or an Affiliate;

(x)	“Grant Agreement” means a written agreement between the Corporation and a Participant under which a SAR is granted, as contemplated by Section 3.3, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan;

(y)	“Long-Term Disability” means, in respect of a Participant, any period of time during which the Participant receives, or is determined to be entitled to receive, disability benefits under the Corporation’s or an Affiliate’s long-term disability plans;

(z)	“Maximum Performance Criteria” means, in respect of the SARs granted pursuant to a particular Grant Agreement, that maximum Performance Criteria determined by the Committee, the achievement of which in a particular Performance Period shall entitle all of the Performance SARs and Bonus SARs granted to a Participant which are eligible to become Vested SARs in respect of such Performance Period to become Vested SARs, subject to the provisions of the Plan, and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliates;

(aa)	“Median Performance Criteria” means, in respect of the SARs granted pursuant to a particular Grant Agreement, that median Performance Criteria determined by the Committee, the achievement of which in a particular Performance Period shall entitle all of the Performance SARs granted to a Participant which are eligible to become Vested SARs in respect of such Performance Period to become Vested SARs, and the over-achievement of which in a particular Performance Period shall entitle at least a portion of the Bonus SARs granted to a Participant which are eligible to become Vested SARs in respect of such Performance Period to become Vested SARs, and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliates;

(bb)	“Minimum Performance Criteria” means, in respect of the SARs granted pursuant to a particular Grant Agreement, that minimum Performance Criteria determined by the

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Committee, the over-achievement of which in a particular Performance Period shall entitle at least a portion of the Performance SARs granted to a Participant which are eligible to become Vested SARs in respect of such Performance Period to become Vested SARs, and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliates;

(cc)	“Non-Canadian Participant” means a Participant who is a non-resident of Canada for the purposes of the Income Tax Act (Canada) and who is granted a SAR in respect of employment services to be rendered to the Corporation or an Affiliate outside Canada;

(dd)	“Paid Leave of Absence” means, in respect of a Participant, a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and continues to receive his or her normal salary, but does not provide employment services to the Corporation or an Affiliate;

(ee)	“Participant” means any employee of the Corporation or an Affiliate as the Committee may designate from time to time as being eligible to participate in the Plan, and which includes a Canadian Participant and a Non-Canadian Participant;

(ff)	“Performance Criteria” means, in respect of a Performance SAR or a Bonus SAR, that performance criteria determined by the Committee and which shall be published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and its Affiliates;

(gg)	“Performance Period” means, in respect of a Performance SAR or a Bonus SAR, the period in which the Performance Criteria must be satisfied in order for such SAR to become a Vested SAR and, except as otherwise provided:

(i) the “First Performance Period” shall be the period extending from January 1 to December 31 of the year in which the Date of Grant occurs;

(ii) the “Second Performance Period” shall be the period extending from January 1 to December 31 of the year immediately following the year in which the Date of Grant occurs; and

(iii) the “Third Performance Period” shall be the period extending from January 1 to December 31 of the second year immediately following the year in which the Date of Grant occurs;

(hh)	“Performance SAR” means any SAR that is granted to a Participant and is designated as a Performance SAR pursuant to Section 4.1;

(ii)	“Plan” means this Encana Corporation Employee Stock Appreciation Rights Plan, including any schedules or appendices hereto, as amended from time to time;

(jj)	“Retired Participant” means a Participant who ceases to be an employee of the Corporation or an Affiliate by reason of his or her Retirement;

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(kk)	“Retirement” means, in respect of a Participant, the early or normal retirement of the Participant from employment with the Corporation or an Affiliate in accordance with the Corporation Policies;

(ll)	“Return to Service Date” means, in respect of a Participant, the date, following an Unpaid Leave of Absence, that the Participant recommences the provision of employment services to the Corporation or an Affiliate, in full or in part;

(mm)	“SAR” means a stock appreciation right granted to a Participant that is represented by a bookkeeping entry on the books of the Corporation, which entitles the Participant, upon exercise of a Vested SAR, and subject to the terms and conditions of the Plan and the applicable Grant Agreement, to a payment equal to the Appreciation Value;

(nn)	“SAR Period” means, in respect of a particular Vested SAR, the period of time during which such Vested SAR may be exercised by a Participant, which shall be, subject to Section 8.3, the period of time extending from the Vesting Date of such Vested SAR to the Expiry Date of such Vested SAR;

(oo)	“Section 409A” means section 409A of the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance promulgated thereunder;

(pp)	“Share” means, in respect of a Non-Canadian Participant, unless otherwise provided in a Grant Agreement, one or more common shares in the capital of the Corporation as are currently traded on the New York Stock Exchange and, in respect of a Canadian Participant, unless otherwise provided in a Grant Agreement, one or more common shares of the Corporation as are currently traded on the Toronto Stock Exchange;

(qq)	“Short-Term Disability” means, in respect of a Participant, any period of time during which the Participant receives disability benefits under the Corporation’s or an Affiliate’s short-term disability plans;

(rr)	“Time-Based SAR” means any SAR that is granted to a Participant and designated as a Time-Based SAR pursuant to Section 4.1;

(ss)	“Termination Exercise Period” means, in respect of a particular SAR granted to a Participant, the period of time extending from the Date Employment Ceases to the earlier of: (i) the Close of Business on the 60th Trading Day after the Date Employment Ceases; and (ii) the Expiry Date of the SAR;

(tt)	“Termination of Employment” means, in respect of a Participant, an event by which the Participant ceases to be an employee of the Corporation or an Affiliate but, for greater certainty, shall not include an event whereby the Participant ceases to be an employee of the Corporation or an Affiliate upon the Participant’s death or Retirement or where the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave;

(uu)

“Trading Day” means, subject to Section 1.4(r), in respect of a Non-Canadian Participant, unless otherwise specified in a Grant Agreement, a day on which the New York Stock Exchange is open for trading and, in respect of a Canadian Participant,

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unless otherwise specified in a Grant Agreement, a day upon which the Toronto Stock Exchange is open for trading;

(vv)	“Unpaid Leave of Absence” means, in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and does not continue to receive his or her salary or provide employment services to the Corporation or an Affiliate which, for the purposes of the Plan, shall be deemed to commence on the “Date of Unpaid Leave of Absence”, being the first day of the Participant’s Unpaid Leave of Absence, as communicated in writing to the Participant by the Corporation or an Affiliate in accordance with the Corporation Policies;

(ww)	“US Participant” means a Participant whose income in respect of services performed for the Corporation or an Affiliate is subject to Section 409A;

(xx)	“Vested SAR” has the meaning assigned by Section 4.2; and

(yy)	“Vesting Date” means, in respect of a particular SAR, the date on which the SAR becomes a Vested SAR.

1.5	Construction and Interpretation

(a)	In the Plan, references to the masculine include the feminine, and references to the singular shall include the plural and vice versa, as the context shall require.

(b)	The Plan shall be governed and interpreted in accordance with the laws of the Province of Alberta and any actions, proceedings or claims in any way pertaining to the Plan shall be commenced in the courts of the Province of Alberta.

(c)	If any provision of the Plan or part hereof is determined to be void or unenforceable all or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

(d)	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

2.	ADMINISTRATION

2.1	Administration by Committee

(a)	The Plan shall be administered by the Committee.

(b)

Without limiting the generality of Section 2.1(a), subject to the terms and conditions set forth herein, the Committee is authorized to grant SARs, determine the time or times when SARs will be granted, vest and be exercisable, determine whether SARs will be subject to any restrictions or conditions, including conditions regarding the financial and other performance of the Corporation or its Affiliates all on such terms (which may vary

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between Participants and SARs) as it shall determine. In addition, the Committee shall have full and complete authority to

(i) construe and interpret the Plan;

(ii) prescribe, amend and rescind rules, regulations or policies relating to the Plan; and

(iii) make all other determinations necessary or advisable for the administration of the Plan.

2.2	Delegation

The Committee shall also have the right to delegate the administration and operation of this Plan, in whole or in part, to any director, officer or employee of the Corporation or an Affiliate.

2.3	Determinations Binding

All determinations and interpretations made by the Committee shall be binding on all Participants and on their legal personal representatives and beneficiaries.

3.	GRANT OF SARS

3.1	Designation of SAR Recipients

The Committee may from time to time designate individuals who are employees of the Corporation or an Affiliate and to whom, in the opinion of the Committee, SARs should be granted.

3.2	SARs to be Granted in Respect of Future Employment Services

For greater certainty and notwithstanding anything in the Plan or in a Grant Agreement, a SAR shall be granted solely in respect of the employment services of a Participant to be rendered subsequent to the Date of Grant to the Corporation and its Affiliates. The Committee may only grant a SAR to a Participant so long as none of the main purposes of such grant is to provide the Participant with a payment that is in lieu of salary or wages for the Participant for services rendered by such Participant in a previous calendar year.

3.3	Grant Agreement

Each grant of SARs and participation of an employee in the Plan shall be evidenced by a Grant Agreement between the Corporation and the Participant in the form approved by the Committee. A Participant may hold SARs granted under more than one Grant Agreement at any time.

3.4	Terms and Conditions

Subject to the provisions of the Plan, the Committee shall determine the number of SARs to be granted to each Participant and all other terms, conditions and limitations of the grant of SARs,

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including any conditions with respect to the vesting of SARs, in whole or in part, or the payment of cash under the Plan, and any other terms and conditions the Committee may in its discretion determine, which terms and conditions shall, to the extent not contained in the Plan, be set out in the Grant Agreement.

3.5	Base Value

The Base Value for each SAR that is granted pursuant to the Plan shall be set by the Committee at the Date of Grant but, for greater certainty and notwithstanding anything in the Plan or in a Grant Agreement, the Base Value of any SAR shall not be less than the Fair Market Value of a Share at the Date of Grant.

3.6	No Value Prior to Vesting

For greater certainty, no SAR granted hereunder shall have any value prior to becoming a Vested SAR and the commencement of the SAR Period.

3.7	No Certificates

No certificates shall be issued with respect to SARs.

3.8	No Right to Additional SARs

Each Participant agrees and acknowledges (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that nothing in the Plan or a Grant Agreement nor the grant of any SARs hereunder shall be construed to require the Corporation to grant an additional SAR or SARs. The grant of additional SARs by the Corporation shall, in each case, be evidenced by a new and separate Grant Agreement between the Corporation and the Participant in respect of such additional SARs.

4.	VESTING OF SARS

4.1	Designation of SARs as Time-Based SARs, Performance SARs, and Bonus SARs

(a)	The Committee shall specify, at the time SARs are granted to a Participant pursuant to the Plan, whether such SARs are Time-Based SARs, Performance SARs, Bonus SARs, or a combination thereof.

(b)	The type (or types) of SARs granted to a Participant, whether Time-Based SARs, Performance SARs and/or Bonus SARs (or, any combination thereof), shall be determined by the Committee and specified in the Participant’s corresponding Grant Agreement.

4.2	Vesting Conditions

The Committee shall specify, at the time SARs are granted to a Participant pursuant to the Plan, the vesting conditions for such SARs. If no specific determination is made by the Committee at the time SARs are granted to a Participant, and unless otherwise provided in the Grant

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Agreement relating to such SARs, the SARs shall vest in the applicable Participant and each shall become a “Vested SAR” in accordance with the following:

(a)	In respect of the Time-Based SARs granted to a Participant:

(i) 30 percent of the Time-Based SARs shall vest on the first Anniversary Date;

(ii) an additional 30 percent of the Time-Based SARs shall vest on the second Anniversary Date; and

(iii) an additional 40 percent of the Time-Based SARs shall vest on the third Anniversary Date;

(b)	In respect of the Performance SARs granted to a Participant:

(i) a number of Performance SARs shall vest on the later of the first Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the First Performance Period equal to:

(A) where the Achieved Performance Criteria for the First Performance Period is equal to or less than the Minimum Performance Criteria, nil;

(B) where the Achieved Performance Criteria for the First Performance Period is greater than the Minimum Performance Criteria but is less than the Median Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Performance SARs X (Achieved Performance Criteria – Minimum Performance Criteria);

(C) where the Achieved Performance Criteria for the First Performance Period is equal to or greater than the Median Performance Criteria, 30 percent of the Performance SARs;

(ii) an additional number of Performance SARs shall vest on the later of the second Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Second Performance Period equal to:

(A) where the Achieved Performance Criteria for the Second Performance Period is equal to or less than the Minimum Performance Criteria, nil;

(B) where the Achieved Performance Criteria for the Second Performance Period is greater than the Minimum Performance Criteria but is less than the Median Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Performance SARs X (Achieved Performance Criteria – Minimum Performance Criteria);

(C) where the Achieved Performance Criteria for the Second Performance Period is equal to or greater than the Median Performance Criteria, 30 percent of the Performance SARs;

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(iii) an additional number of Performance SARs shall vest on the later of the third Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Third Performance Period equal to:

(A) where the Achieved Performance Criteria for the Third Performance Period is equal to or less than the Minimum Performance Criteria, nil;

(B) where the Achieved Performance Criteria for the Third Performance Period is greater than the Minimum Performance Criteria but is less than the Median Performance Criteria, the amount calculated in accordance with the following formula: 40 percent of the Performance SARs X (Achieved Performance Criteria – Minimum Performance Criteria);

(C) where the Achieved Performance Criteria for the Third Performance Period is equal to or greater than the Median Performance Criteria, 40 percent of the Performance SARs;

(c)	In respect of the Bonus SARs granted to a Participant:

(i) a number of Bonus SARs shall vest on the later of the first Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the First Performance Period equal to:

(A) where the Achieved Performance Criteria for the First Performance Period is equal to or less than the Median Performance Criteria, nil;

(B) where the Achieved Performance Criteria for the First Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Bonus SARs X (Achieved Performance Criteria – Median Performance Criteria);

(C) where the Achieved Performance Criteria for the First Performance Period is equal to or greater than the Maximum Performance Criteria, 30 percent of the Bonus SARs;

(ii) an additional number of Bonus SARs shall vest on the later of the second Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Second Performance Period equal to:

(A) where the Achieved Performance Criteria for the Second Performance Period is equal to or less than the Median Performance Criteria, nil;

(B) where the Achieved Performance Criteria for the Second Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 30 percent of the Bonus SARs X (Achieved Performance Criteria – Median Performance Criteria);

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

(C) where the Achieved Performance Criteria for the Second Performance Period is equal to or greater than the Maximum Performance Criteria, 30 percent of the Bonus SARs;

(iii) an additional number of Bonus SARs shall vest on the later of the third Anniversary Date and the day immediately following the Committee Meeting Date in the year immediately following the Third Performance Period equal to:

(A) where the Achieved Performance Criteria for the Third Performance Period is equal to or less than the Median Performance Criteria, nil;

(B) where the Achieved Performance Criteria for the Third Performance Period is greater than the Median Performance Criteria but is less than the Maximum Performance Criteria, the amount calculated in accordance with the following formula: 40 percent of the Bonus SARs X (Achieved Performance Criteria – Median Performance Criteria); and

(C) where the Achieved Performance Criteria for the Third Performance Period is equal to or greater than the Maximum Performance Criteria, 40 percent of the Bonus SARs.

4.3	Waiver by Participant of Vesting

At the discretion of the Committee, the Committee may specify in any Grant Agreement relating to SARs that the Participant is entitled to waive vesting of any particular SAR at any time before the date that would otherwise be the Vesting Date of such SAR pursuant to Section 4.2. Where such right has been granted to a Participant in the Grant Agreement, the Grant Agreement shall specify all terms and conditions pursuant to which the waiver right may be exercised, including the time and manner of the waiver, and the future characterization, treatment and terms and conditions of a SAR, the vesting of which has been waived pursuant to this Section 4.3 and the applicable Grant Agreement.

5.	TERMINATION OF EMPLOYMENT, DISABILITY, LEAVES OF ABSENCES, ETC.

5.1	Termination of Employment

Unless otherwise determined by the Committee, and unless otherwise provided in the Grant Agreement relating to a SAR, upon the occurrence of a Termination of Employment of a Participant:

(a)	The Participant shall be entitled to exercise any Vested SARs during the Termination Exercise Period, but only to the extent that such Vested SARs have become Vested SARs pursuant to Section 4.2 on or prior to the Date Employment Ceases; and

(b)	For greater certainty, notwithstanding Section 4.2, SARs which do not become Vested SARs on or prior to the Date Employment Ceases shall not thereafter become Vested SARs.

5.2	Death or Retirement of Participant

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

Unless otherwise determined by the Committee, and unless otherwise provided in the Grant Agreement relating to a SAR, in the event a Participant ceases to be an employee of the Corporation or an Affiliate by reason of the Participant’s death or Retirement:

(a)	Where the Participant’s death or Retirement occurs on a date that is prior to the date that the Participant attains the age of 60 years, then:

(i) the Participant shall be entitled to exercise any Vested SARs during the Death or Retirement Exercise Period, but only to the extent that such Vested SARs have become Vested SARs pursuant to Section 4.2 on or prior to the date of the Participant’s death or Date of Retirement, as applicable; and

(ii) for greater certainty, notwithstanding Section 4.2, SARs which do not become Vested SARs on or prior to the date of the Participant’s death or Date of Retirement, as applicable, shall not thereafter become Vested SARs;

(b)	Where the Participant’s death or Retirement occurs on or after the date the Participant attains the age of 60 years but before the date that the Participant attains the age of 65 years, then:

(i) Time-Based SARS shall continue to be and become Vested SARs in accordance with the provisions of Section 4.2(a) and the Participant shall be entitled to exercise any Time-Based SARs which become Vested SARs until the Expiry Date; and

(ii) Performance SARs and Bonus SARs shall continue to be and become Vested SARs in accordance with the provisions of Sections 4.2(b) and (c), respectively, and the Participant shall be entitled to exercise any Performance SARs or Bonus SARs which become Vested SARs until the Expiry Date;

(c)	Where the Participant’s death or Retirement occurs on or after the date the Participant attains the age of 65 years, then:

(i) the Participant shall be entitled, during the period extending from the date of the Participant’s death or Date of Retirement, as applicable, to the Expiry Date, to exercise in full or in part any unexercised Time-Based SAR (irrespective of whether such SAR has become a Vested SAR in accordance with Section 4.2(a)); and

(ii) Performance SARs and Bonus SARs shall continue to be and become Vested SARs in accordance with the provisions of Sections 4.2(b) and (c), respectively, and the Participant shall be entitled to exercise any Performance SARs or Bonus SARs which become Vested SARs until the Expiry Date.

5.3	Disability of a Participant

Unless otherwise determined by the Committee, and unless otherwise provided in the Grant Agreement relating to a SAR, in the event of a Participant’s Short-Term Disability or Long-Term Disability, SARs shall continue to be and become Vested SARs in accordance with the provisions of Section 4.2 and the Participant shall be entitled to exercise any Vested SARs during the period of such Short-Term Disability or Long-Term Disability and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

Section 5.1 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 5.2 shall apply.

5.4	Paid Leave of Absence and Family Leave

Unless otherwise determined by the Committee, and unless otherwise provided in the Grant Agreement relating to a SAR, in the event a Participant is on a Paid Leave of Absence or is on Family Leave, SARs shall continue to be and become Vested SARs in accordance with the provisions of Section 4.2 and the Participant shall be entitled to exercise any Vested SARs during the period of such Paid Leave of Absence or Family Leave and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 5.1 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 5.2 shall apply.

5.5	Unpaid Leave of Absence

Unless otherwise determined by the Committee, and unless otherwise provided in the Grant Agreement relating to a SAR, in the event a Participant is on an Unpaid Leave of Absence:

(a)	SARs shall continue to be and become Vested SARs in accordance with the provisions of Section 4.2 during the period commencing on the Date of Unpaid Leave of Absence and ending on the 31st calendar day following the Date of Unpaid Leave of Absence, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 5.1 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 5.2 shall apply;

(b)	Notwithstanding Section 4.2, SARs which do not become Vested SARs on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall not become Vested SARs during the balance of the Participant’s Unpaid Leave of Absence, unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 5.2 shall apply;

(c)	Notwithstanding Section 4.2, SARs which do not become Vested SARs on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall become Vested SARs on the Participant’s Return to Service Date, but only to the extent that such SARs would have become Vested SARs pursuant to Section 4.2 on or prior to the Return to Service Date if the period of Unpaid Leave of Absence had not occurred and provided that the Return to Service Date occurs prior to the Expiry Date;

(d)	In the event that a Participant’s Return to Service Date occurs prior to the Expiry Date, any SARs which did not become Vested SARs on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence or pursuant to Section 5.5(c) shall become Vested SARs solely in accordance with the provisions of Section 4.2; and

(e)

From the Date of Unpaid Leave of Absence until the Expiry Date, the Participant shall be entitled to exercise any Vested SARs which become Vested SARs in accordance with the provisions hereof, unless there occurs a Termination of Employment during such period of Unpaid Leave of Absence, in which case the provisions of Section 5.1 shall

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 5.2 shall apply.

5.6	Forfeiture and Termination of SARs

Unless otherwise determined by the Committee, and unless otherwise provided in the Grant Agreement relating to a SAR, and subject to the passing by the Committee of a resolution pursuant to Sections 6.1 or 6.2:

(a)	A Performance SAR which does not become a Vested SAR by a Vesting Date contemplated in Section 4.2(b) as a result of the Achieved Performance Criteria for the particular Performance Period being less than the Median Performance Criteria shall be forfeited by the Participant and shall terminate on the day that would otherwise be the Vesting Date for such Performance SAR and, thereafter, the Participant will have no further right, title or interest in such Performance SAR;

(b)	A Bonus SAR which does not become a Vested SAR by a Vesting Date contemplated in Section 4.2(c) as a result of the Achieved Performance Criteria for the particular Performance Period being less than the Maximum Performance Criteria shall be forfeited by the Participant and shall terminate on the day that would otherwise be the Vesting Date for such Bonus SAR and, thereafter, the Participant will have no further right, title or interest in such Bonus SAR;

(c)	Unless previously forfeited in accordance with the provisions hereof, upon the occurrence of a Participant’s Termination of Employment, SARs which have not become Vested SARs on or prior to the Date Employment Ceases shall be forfeited by the Participant and shall terminate on the Date Employment Ceases and, thereafter, the Participant will have no further right, title or interest in such SARs;

(d)	Upon the occurrence of a Participant’s Termination of Employment, Vested SARs which are not exercised by the end of the Termination Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Termination Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested SARs;

(e)	Where a Participant ceases to be an employee of the Corporation or an Affiliate by reason of the Participant’s death or Retirement on a date that is prior to the date that the Participant attains the age of 60 years, unless previously forfeited in accordance with the provisions hereof, SARs which have not become Vested SARs on or prior to the date of death or Date of Retirement, as applicable, shall be forfeited by the Participant and shall terminate on the date of death or Date of Retirement, as applicable, and, thereafter, the Participant will have no further right, title or interest in such SARs;

(f)	Where a Participant ceases to be an employee of the Corporation or an Affiliate by reason of the Participant’s death or Retirement on a date that is prior to the date that the Participant attains the age of 60 years, Vested SARs which are not exercised by the end of the Death or Retirement Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Death or Retirement Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested SARs;

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

(g)	On the Expiry Date, any SAR which has not been exercised or otherwise forfeited and terminated pursuant to the provisions hereof shall expire and be of no further force or effect whatsoever; and

(h)	After the occurrence of any of the events in Sections 5.6(a) – (g), the Grant Agreement shall terminate and be of no further force or effect whatsoever with respect to those SARs which have been forfeited and terminated or have expired and the Participant shall have no cause of action nor make any claim against the Corporation or any Affiliate for damages or for loss of opportunity arising from the forfeiture and termination or expiry of such SARs or the termination of the Grant Agreement insofar as it relates to such SARs pursuant to this Section 5.6.

6.	EARLY EXERCISE AND ACCELERATED VESTING

6.1	Extension of Performance Period

Notwithstanding any other provision of the Plan, prior to the date on which a Performance Period in respect of a particular Performance SAR or Bonus SAR ends, the Committee may pass a resolution which extends such Performance Period; provided that, subject to Section 8.3, no such extension shall be past the Close of Business on the seventh anniversary of the Date of Grant of such SAR; and further provided that no such extension shall be made if such extension would result in any adverse Canadian or US federal income tax consequences.

6.2	Waiver of Vesting Conditions

Notwithstanding any other provision of the Plan, the Committee may, at any time prior to the Vesting Date of a particular Performance SAR or Bonus SAR, pass a resolution which waives, in whole or in part, the requirements of Section 4.2 that there be a specified Achieved Performance Criteria prior to a Performance SAR or Bonus SAR becoming a Vested SAR.

6.3	Accelerated Vesting

Notwithstanding any other provision of the Plan, but subject to Section 6.4, the Committee may pass a resolution which accelerates the vesting of a SAR and which permits a Participant to exercise in full or in part any unexercised SAR, whether or not the SAR has otherwise become a Vested SAR, at such time or times and/or in such manner following the passing of such resolution as is specified in the resolution, which resolution may be passed for any reason as determined by the Committee which, in the sole opinion of the Committee, warrants altering the provisions pursuant to which a SAR vests or is exercisable, including, without limitation, in respect of a Bonus SAR, upon the occurrence of a Change in Control.

6.4	Accelerated Vesting on Change of Control

Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, all Participants shall be entitled, on the date of the Change in Control, to exercise in full or in part any unexercised Time-Based SAR and Performance SAR (irrespective of whether such Time-Based SAR or Performance SAR has become a Vested SAR in accordance with Section 4.2(a) and 4.2(b) as applicable) until the Expiry Date.

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

7.	EFFECTS OF ALTERATION OF SHARE CAPITAL

7.1	General

In the event of any change in the Shares by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, equitable adjustments may be made in: (i) the number of SARs, (ii) in the manner of determining the Base Value, Fair Market Value and Appreciation Value of the SARs, (iii) the type of SAR, and (iv) the SAR Period. The Committee shall determine which adjustments shall be made in any such event in its sole discretion and its determination shall be conclusive and binding for all purposes of the Plan and any applicable Grant Agreement; provided that such adjustments shall not result in any adverse Canadian or United States federal income tax consequences.

8.	METHOD OF EXERCISE OF SARS

8.1	Exercise of SAR

Each Vested SAR may be exercised, during the SAR Period (unless terminated earlier pursuant to the provisions of the Plan or the Grant Agreement), by a Participant (or, in the event of the Participant’s death or incapacity, by the Participant’s duly appointed legal guardian or legal personal representative) in a manner prescribed by the Corporation from time to time as published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant from time to time.

8.2	Exercises only during SAR Period

For greater certainty, no SAR may be exercised after the expiry of the SAR Period.

8.3	Blackout Period

Notwithstanding Section 8.2, if the SAR Period of a SAR expires during, or within ten (10) business days following a Blackout Period, then the SAR Period of such SAR shall be extended to the date which is ten (10) business days after the last day of the Blackout Period, after which time such SAR shall expire and terminate; provided that, under no circumstances, shall the SAR Period for a SAR granted or held by a Canadian Participant extend beyond December 15th of the calendar year containing the Vesting Date of such SAR; and further provided that the SAR Period for a SAR granted or held by a US Participant shall not be extended under this Section 8.3 if and to the extent that such extension would cause the acceleration of taxes due or the imposition of additional taxes by operation of Section 409A.

8.4	Payment in Respect of SAR

(a)	Subject to Section 8.4(b) and (c), as soon as practicable after a Participant has exercised a Vested SAR, the Participant will be paid the Appreciation Value of that SAR, in cash, less any applicable tax or other source withholdings.

(b)

The Corporation may, in its sole discretion, elect to satisfy, in whole or part, the cash payment obligation in Section 8.4(a) by instructing an independent broker to acquire a number of fully paid Shares on the open market on behalf of the Participant the number

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

of such Shares being the result obtained when the amount of cash which would have otherwise been paid pursuant to Section 8.4(a) is divided by an amount equal to the closing price per Share, in respect of a Non-Canadian Participant, unless otherwise specified in a Grant Agreement, on the New York Stock Exchange and, in respect of a Canadian Participant, unless otherwise specified in a Grant Agreement, on the Toronto Stock Exchange, on the last Trading Day immediately preceding the date of payment. In such a case, the independent broker will purchase such Shares on the open market as soon as practicable thereafter and within the limits imposed by Section 8.4(c), if applicable, and the broker will deliver such Shares to the Participant. The Corporation will pay all brokerage fees arising in connection with the acquisition of the Shares of the Corporation by the broker on the open market.

(c)	For greater certainty, any amount payable to a Canadian Participant in respect of the exercise of a Vested SAR shall be paid no later than December 31 of the calendar year in which such SAR was exercised.

(d)	All payments and benefits under the Plan shall, in respect of a Non-Canadian Participant, unless otherwise specified in a Grant Agreement, be determined and paid in the lawful currency of the United States and, in respect of a Canadian Participant, unless otherwise specified in a Grant Agreement, be determined and paid in the lawful currency of Canada.

(e)	Thereafter, for greater certainty, such number of Vested SARs as are exercised shall be cancelled and terminated and the Participant will have no further right, title or interest in such exercised SARs.

9.	NO OTHER RIGHTS

9.1	No Rights of Shareholder

SARs are not Shares and no SAR granted hereunder shall entitle any Participant to any Shares in the capital of the Corporation. For greater certainty, a Participant shall not have the right or be entitled to exercise any voting rights, receive dividends or have or be entitled to any other rights of a shareholder of the Corporation with respect to any SAR held.

9.2	No Right to Employment

Nothing in the Plan or any SAR shall constitute or be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Corporation or an Affiliate to retain the Participant in the Participant’s employment for any specific period or in any specific capacity or position or affect in any way the right of the Corporation or an Affiliate to terminate the employment of the Participant.

9.3	No Rights Unless Vested SARs Exercised

For greater certainty, no Participant or any other person claiming through a Participant shall be entitled to any benefit hereunder in respect of any SARs prior to the date on which such SARs become Vested SARs and are exercised.

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

10.	GENERAL

10.1	Compliance with Applicable Law

Each Participant acknowledges and agrees (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all Corporation Policies applicable to the Participants in connection with the Plan. Such Applicable Law and Corporation Policies shall include, without limitation, those governing “insiders” of “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations and rules.

10.2	Subject to Applicable Law

The Corporation’s grant of any SAR and the obligation to make any payments under the Plan or a Grant Agreement is subject to compliance with Applicable Law. As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

10.3	Withholdings

(a)	The Corporation or any Affiliate may withhold or cause to be withheld from any amount payable to a Participant, either under the Plan, a Grant Agreement, or otherwise, such amount as may be necessary so as to ensure that the Corporation or any Affiliate, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant.

(b)	Each Participant acknowledges and agrees (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that all taxes which may be payable by the Participant as a result of the grant, holding or exercise of the SARs are the Participant’s sole responsibility.

10.4	Amendment and Termination

(a)	Subject to Applicable Law and to Sections 10.4(b) and (c), the Board (or the Committee, as applicable) may, at any time, suspend, terminate, amend or revise the Plan, the terms of any Grant Agreement, or the terms of any SAR granted, provided, however, that, no such amendment may, except with the consent of a Participant, alter or impair any SAR previously granted to such Participant under the Plan. The Board (or the Committee, as applicable) may, with the consent of the Participant, cancel the unexercised balance of an SAR.

(b)	Notwithstanding Section 10.4(a), the Board (or the Committee, as applicable) shall retain the power and authority to amend or modify the Plan and any Grant Agreement entered into hereunder to the extent the Committee in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A. Such amendments may be made without the approval of any US Participant.

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

(c)	Notwithstanding Section 10.4(a), no amendment may be made to the Plan, a Grant Agreement, or the terms of any SAR granted to a Canadian Participant which would result in a material risk (as determined by the Corporation or its advisors, in their sole discretion) that the Plan or any SARs granted thereunder would constitute a “salary deferral arrangement” within the meaning of subsection 248(1) of the Income Tax Act (Canada), or any successor provision thereto.

10.5	Administration Costs

Except as otherwise provided herein, the Corporation will be responsible for all costs relating to the administration of the Plan and any SARs granted thereunder.

10.6	Assignment

No SAR or any other rights conferred by a SAR or the Plan or a Grant Agreement is assignable, negotiable or otherwise transferable by any Participant other than by will or the laws of descent and distribution. All SARs are exercisable only during the Participant’s lifetime and only by the Participant, except in the event of the Participant’s death or incapacity, in which case the SAR may be exercised by the Participant’s duly appointed legal guardian or legal personal representative.

10.7	Unfunded Obligation

The Plan shall be an unfunded obligation of the Corporation and its Affiliates. Neither the establishment of the Plan nor the grant of any SARs or the setting aside of any funds by the Corporation or an Affiliate, as the case may be, (if, either in their sole discretion, choose to do so) shall be deemed to create a trust. Legal and equitable title to any funds set aside for the purposes of the Plan shall remain in the Corporation or the Affiliate, as the case may be, and no Participant shall have any security or other interest in such funds. Any funds so set aside shall remain subject to the claims of creditors of the Corporation or the Affiliate, as the case may be, present or future. Amounts payable to any Participant under the Plan shall be a general, unsecured obligation of the Corporation or Affiliate, as the case may be. The right of the Participant to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Corporation or Affiliate, as the case may be.

10.8	No Representation as to Price

Neither the Corporation nor any Affiliate makes any representation or gives any warranty as to the Fair Market Value of the Shares and shall not be held liable for any fluctuation in the value of the Shares either before or after the exercise of any SAR or other right conferred under the Plan.

10.9	Compliance with Section 409A

Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each US Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Participant in connection with the Plan or any other Plan maintained by the Corporation or an Affiliate (including any taxes and

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Employee Stock Appreciation Rights Plan (With amendments as of February 22, 2016)

penalties under Section 409A), and neither the Corporation nor any Affiliate shall have any obligation to indemnify or otherwise hold such US Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

* * * *